Exhibit 99.1

Kona Grill Reports Second Quarter 2012 Financial Results

19.4% Restaurant Operating Profit Margin Drives Record EPS of $0.20

SCOTTSDALE, AZ, July 30, 2012—Kona Grill, Inc. (NASDAQ: KONA), an American grill and sushi bar, reported results for its second quarter ended June 30, 2012.

Second Quarter 2012 Highlights vs. Year-Ago Quarter:

•	Restaurant sales increased 2.0% to $25.0 million;
•	Same-store sales increased 2.3%;
•	Restaurant operating profit margin increased 100 basis points to 19.4%; and
•	Net income increased 126% to a record $1.8 million or $0.20 per share, compared to $0.8 million or $0.08 per share.

“The 2.3% same-store sales growth during the quarter represents our seventh consecutive quarter of positive same-store sales,” said Berke Bakay, president and CEO of Kona Grill. “We continue to drive top-line growth through innovative menu offerings and guest service initiatives. More importantly, our ability to leverage these sales resulted in four-wall margins that drove record earnings and positioned us at the top of our peer group. Our operating margin, excluding the estimated impact of the fire damage at our Troy restaurant, was 20.0% compared to 18.4% in the year-ago quarter.

“For the remainder of 2012, we expect to continue to drive guest-centric initiatives designed to strengthen the Kona Grill brand, such as the recent launch of our [Flare] menu. We will also remain steadfast in our rigorous site selection process and are currently reviewing opportunities in both new and existing markets. We plan to update our target for new restaurant openings when leases are executed.”

Second Quarter 2012 Financial Results
Restaurant sales in the second quarter of 2012 increased 2.0% to $25.0 million, compared to $24.5 million in the second quarter of 2011. The sales improvement reflects a 2.3% increase in same-store sales, driven by 2.5% growth in guest traffic. The 2.3% increase in same-store sales laps a 9.1% increase in the second quarter of 2011.

Total restaurant operating expenses increased marginally to $20.1 million in the second quarter of 2012, compared to $20.0 million in the second quarter of 2011. Restaurant operating profit increased 8% to $4.9 million, compared to $4.5 million in the same quarter last year. As a percentage of sales, restaurant operating profit increased 100 basis points to 19.4% from 18.4% in the second quarter of 2011.

Net income in the second quarter of 2012 was a record $1.8 million or $0.20 per share, compared to net income of $0.8 million or $0.08 per share in the year-ago quarter.

At June 30, 2012, cash and cash equivalents totaled $8.2 million, compared to $6.3 million at December 31, 2011. During the second quarter, Kona Grill repurchased 95,500 shares at an average cost of $7.93 per share under the company’s $5 million stock repurchase program, which was initiated in May 2012. Total debt was $0.4 million at June 30, 2012, compared to $0.1 million at December 31, 2011.

On July 24, 2012, Kona Grill amended its $5.0 million credit line with Stearns Bank National Association. The amendment allows the company to increase the credit line by $1.5 million to $6.5 million, under which the company can borrow up to $2.5 million for its stock repurchase program. The amendment also allows the company to reduce the interest floor by 130 basis points to 4.95% per year on borrowings for restaurant remodeling and new construction projects.

Financial Guidance
For the third quarter of 2012, Kona Grill expects restaurant sales of $24.1 million compared to $23.8 million for the third quarter of 2011. The company also expects net income of $1.1 million, or $0.12 per share, compared to net income of $0.6 million, or $0.06 per share, for the third quarter of 2011.

Conference Call
The company will host a conference call to discuss these results today at 5:00 p.m. Eastern time.

Dial toll-free: 1-888-846-5003
Toll/international: 1-480-629-9856
Conference ID#: 4552874

The conference call will be broadcast simultaneously and available for replay via the Investor Relations section of the company's website at www.konagrill.com.

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

A replay of the call will be available after 8:00 p.m. Eastern time on the same day until Thursday, August 30, 2012.

Toll-free replay number: 1-877-870-5176
Toll/International replay number: 1-858-384-5517
Replay pin #: 4552874

About Kona Grill
Kona Grill (NASDAQ: KONA) features American favorites with an international influence and award-winning sushi in a casually elegant atmosphere. Kona Grill owns and operates 23 restaurants, guided by a passion for quality food and personal service. Restaurants are currently located in 16 states: Arizona (Chandler, Gilbert, Phoenix, Scottsdale); Colorado (Denver); Connecticut (Stamford); Florida (Tampa); Illinois (Lincolnshire, Oak Brook); Indiana (Carmel); Louisiana (Baton Rouge); Maryland (Baltimore); Michigan (Troy); Minnesota (Eden Prairie); Missouri (Kansas City); Nebraska (Omaha); New Jersey (Woodbridge); Nevada (Las Vegas); Texas (Austin, Dallas, Houston, San Antonio); Virginia (Richmond). For more information, visit www.konagrill.com.

Forward-Looking Statements
The financial guidance we provide for our third quarter 2012 results, statements about our beliefs regarding profits and stockholder value, and certain other statements contained in this press release are forward-looking. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, or performance and underlying assumptions and other statements that are not purely historical. We have attempted to identify these statements by using forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should,” or comparable terms. All forward-looking statements included in this press release are based on information available to us on the date of this release and we assume no obligation to update these forward-looking statements for any reason. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the company's filings with the Securities and Exchange Commission.

KONA GRILL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	December 31,
	2012	2011
	(Unaudited)

ASSETS
Current assets	$9,612	$7,709
Other assets	827	694
Property and equipment, net	30,477	32,944
Total assets	$40,916	$41,347

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$8,922	$10,089
Long-term obligations	13,034	13,574
Stockholders’ equity	18,960	17,684
Total liabilities and stockholders’ equity	$40,916	$41,347

KONA GRILL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)

Restaurant sales	$24,992	$24,512	$49,147	$46,754
Costs and expenses:
Cost of sales	6,814	6,696	13,309	12,932
Labor	8,211	8,026	16,159	15,550
Occupancy	1,548	1,732	3,081	3,383
Restaurant operating expenses	3,562	3,556	6,938	7,037
General and administrative	1,521	2,149	3,605	4,030
Preopening expense	-	-	-	-
Depreciation and amortization	1,455	1,470	2,918	2,946
Total costs and expenses	23,111	23,629	46,010	45,878
Income from operations	1,881	883	3,137	876
Nonoperating income (expense):
Interest income and other, net	-	1	-	2
Interest expense	(7)	(9)	(19)	(21)
Income from continuing operations before provision for income taxes	1,874	875	3,118	857
Provision for income taxes	60	15	120	25
Income from continuing operations	1,814	860	2,998	832
Loss from discontinued operations, net of tax	(47)	(78)	(47)	(141)
Net income	$1,767	$782	$2,951	$691

Net income per share - Basic
Income from continuing operations	$0.21	$0.09	$0.34	$0.09
Loss from discontinued operations	(0.01)	(0.01)	(0.01)	(0.02)
Net income	$0.20	$0.08	$0.33	$0.07

Net income per share - Diluted
Income from continuing operations	$0.21	$0.09	$0.34	$0.09
Loss from discontinued operations	(0.01)	(0.01)	(0.01)	(0.02)
Net income	$0.20	$0.08	$0.33	$0.07

Weighted average shares outstanding:
Basic	8,815	9,214	8,809	9,208
Diluted	8,903	9,392	8,937	9,377

Comprehensive income	$1,767	$782	$2,951	$691

Reconciliation of net income excluding special items (1)
(in thousands, except per share data)

	2012	2011	2012	2011

Net income	$1,767	$782	$2,951	$691
Severance and related items in general and administrative expenses	(156)	257	(156)	257
Net income excluding special items	$1,611	$1,039	$2,795	$948

Diluted net income per share	$0.20	$0.08	$0.33	$0.07
Severance and related items in general and administrative expenses	(0.02)	0.03	(0.02)	0.03
Diluted net income per share excluding special items	$0.18	$0.11	$0.31	$0.10

(1)  The Company believes excluding special items from its financial results is a useful measure to its investors as it provides a clearer perspective of the Company's ongoing operating performance and a more relevant comparison to prior period results.

Reconciliation of Restaurant Operating Profit to Income from Operations

The Company defines restaurant operating profit to be restaurant sales minus cost of sales, labor, occupancy, and restaurant operating expenses.  Restaurant operating profit does not include general and administrative expenses, depreciation and amortization, or preopening expenses.  The Company believes restaurant operating profit is an important component of financial results because it is a widely used metric within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance.  The Company uses restaurant operating profit as a key metric to evaluate its restaurants' financial performance compared with its competitors.  Restaurant operating profit is not a financial measurement determined in accordance with generally accepted accounting principles ("GAAP") and should not be considered in isolation or as an alternative to income from operations.  Restaurant operating profit may not be comparable to the same or similarly titled measures computed by other companies. The table below sets forth the Company's calculation of restaurant operating profit and a reconciliation to income from operations, the most comparable GAAP measure (in thousands).

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Restaurant sales	$24,992	$24,512	$49,147	$46,754
Costs and expenses:
Cost of sales	6,814	6,696	13,309	12,932
Labor	8,211	8,026	16,159	15,550
Occupancy	1,548	1,732	3,081	3,383
Restaurant operating expenses	3,562	3,556	6,938	7,037
Restaurant operating profit	4,857	4,502	9,660	7,852
Deduct - other costs and expenses:
General and administrative	1,521	2,149	3,605	4,030
Preopening expense	-	-	-	-
Depreciation and amortization	1,455	1,470	2,918	2,946
Income from operations	$1,881	$883	$3,137	$876

	Percentage of Restaurant Sales		Percentage of Restaurant Sales
	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Restaurant sales	100.0%	100.0%	100.0%	100.0%
Costs and expenses:
Cost of sales	27.3	27.3	27.1	27.7
Labor	32.9	32.7	32.9	33.3
Occupancy	6.2	7.1	6.3	7.2
Restaurant operating expenses	14.2	14.5	14.1	15.1
Restaurant operating profit	19.4	18.4	19.6	16.8
Deduct - other costs and expenses:
General and administrative	6.1	8.8	7.3	8.6
Preopening expense	-	-	-	-
Depreciation and amortization	5.8	6.0	5.9	6.3
Income from operations	7.5%	3.6%	6.4%	1.9%

Certain amounts do not sum to total due to rounding.

Kona Grill Investor Relations Contact:
Liolios Group, Inc.
Cody Slach
Tel 1-949-574-3860
KONA@liolios.com